United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 26, 2026

GRAHAM ALTERNATIVE INVESTMENT FUND I LLC

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 0-53965

DELAWARE	20-4897069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o GRAHAM CAPITAL MANAGEMENT, L.P.
40 Highland Avenue
Rowayton, CT 06853
(Address of principal executive offices) (zip code)

Jens Foehrenbach
Graham Capital Management, L.P.
40 Highland Avenue
Rowayton, CT 06853
(203) 899-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻
Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻
Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻
Pre-commencement communication pursuant to Rule l 3e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 26, 2026, Brian Douglas, previously the Chief Executive Officer of Graham Capital Management, L.P., the manager (the "Manager") of Graham Alternative Investment Fund I LLC (the "Company"), retired from his role at the Manager. Additionally, effective as of June 26, 2026, the Manager promoted Jason Slutsky, previously the General Counsel of the Manager, to Chief Operating Officer and General Counsel.

Jason Slutsky (age 42) serves as the Chief Operating Officer and General Counsel of the Manager, responsible for the operation of the legal, compliance, technology, trading services, solutions, administration, facilities, and human resources teams. Mr. Slutsky joined the manager in 2018 and became a Principal of Graham effective as of January 17, 2020, and an Associated Person effective as of January 28, 2020. Mr. Slutsky received a J.D. from the University of Pennsylvania with honors in 2009 and a B.S. from Cornell University in 2006.

Mr. Slutsky receives a base salary and is eligible each year for a discretionary bonus and is also eligible for employee benefits that are made generally available to employees of the Manager. He is subject to various obligations during his employment with the Manager and post-termination, including restrictions on the use of the Manager's confidential information and non solicitation covenants. Mr. Slutsky does not have an employment agreement or other agreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 7, 2026	GRAHAM ALTERNATIVE INVESTMENT FUND I LLC

	By:	GRAHAM CAPITAL MANAGEMENT, L.P.
its Manager

By: /s/ Jens Foehrenbach
Jens Foehrenbach, President and Chief Investment Officer